EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Third Quarter 2019 Financial Results

Achieved Revenue of $11.8 Million, Net Income of

$3.5 million, and GAAP Diluted Earnings per Share of $0.09

PITTSBURGH, PA, October 24, 2019 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its third quarter ended September 30, 2019.

“I am pleased to report a very solid third quarter for the Company. We delivered strong revenue growth, profits, and significant cash flow from operations during the quarter,” said William W. Smith, Jr., President and CEO of Smith Micro. “It is an exciting time at the Company, as we have achieved excellent results during the first nine months of this fiscal year and believe we are well positioned to finish the year strong, allowing us to enter 2020 full steam ahead.”

Third Quarter 2019 Financial Results:

Smith Micro reported revenue of $11.8 million for the third quarter ended September 30, 2019, compared to $6.5 million reported in the third quarter ended September 30, 2018.

Third quarter 2019 gross profit was $10.8 million compared to $5.5 million reported in the third quarter of 2018.

Gross profit as a percentage of revenue was 91 percent for the third quarter of 2019 compared to 85 percent for the third quarter of 2018.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the third quarter of 2019 was $3.5 million, or $0.10 basic earnings per share and $0.09

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diluted earnings per share, compared to a GAAP net loss available to common stockholders of $1.0 million, or $0.04 loss per share, for the third quarter of 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, preferred stock dividends, and a normalized tax expense) for the third quarter of 2019 was $3.2 million, or $0.09 basic earnings per share and $0.08 diluted earnings per share, compared to a non-GAAP net income of $241 thousand, or $0.01 earnings per share, for the third quarter of 2018.

Third Quarter Year-to-Date 2019 Financial Results:

Smith Micro reported revenue of $31.1 million for the nine months ended September 30, 2019, compared to $18.9 million reported for the nine months ended September 30, 2018.

Gross profit for the nine months ended September 30, 2019 was $28.2 million compared to $15.5 million reported for the same period in 2018.

Gross profit as a percentage of revenue was 91 percent for the nine months ended September 30, 2019 compared to 82 percent for the nine months ended September 30, 2018.

GAAP net income available to common stockholders for the nine months ended September 30, 2019 was $6.9 million, or $0.21 basic earnings per share and $0.20 diluted earnings per share, compared to a GAAP net loss available to common stockholders of $5.9 million, or $0.28 loss per share, for the same period in 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, transaction gains, acquisition costs, preferred stock dividends, and a normalized tax expense) for the nine months ended September 30, 2019 was $6.5 million, or $0.19 basic earnings per share and $0.18 diluted earnings per share, compared to a non-GAAP net loss of $1.0 million, or $0.05 loss per share, for the nine months ended September 30, 2018.

Total cash and cash equivalents at September 30, 2019 were $23.9 million. Cash flow for the quarter is primarily a result of $11.4 million in proceeds from the exercise of common stock warrants and free cash flow from operations of $5.9 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common

Smith Micro Software Third Quarter 2019 Financial Results	Page 3

stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent tax rate for 2019 and 2018 using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro will hold an investor conference call today, October 24, 2019 at 4:30 p.m. EDT, to discuss the Company’s third quarter 2019 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software Third Quarter 2019 Financial Results	Page 4

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Third Quarter 2019 Financial Results	Page 5

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Gain on Sale of Software Product	Acquisition Costs	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 9/30/19
Gross profit	$10,771	$-	$-	$-	$-	$-	$-	$-	$-	$10,771
Income before provision for income taxes	3,567	351	240	-	-	-	-	-	-	4,158
Net income available to common stockholders	3,515	351	240	-	-	-	-	52	(998)	3,160
Earnings per share: basic	0.10	0.01	0.01	-	-	-	-	0.00	(0.03)	0.09
Earnings per share: diluted	0.09	0.01	0.01	-	-	-	-	0.00	(0.03)	0.08

Three Months Ended 9/30/18
Gross profit	$5,546	$-	$-	$-	$-	$-	$-	$-	$-	$5,546
Income (loss) before provision for income taxes	(976)	264	61	66	902	-	-	-	-	317
Net income (loss) available to common stockholders	(1,026)	264	61	66	902	-	-	43	(69)	241
Earnings (loss) per share: basic and diluted	(0.04)	0.01	0.00	0.00	0.04	-	-	0.00	(0.00)	0.01

Nine Months Ended 9/30/19
Gross profit	$28,166	$-	$-	$-	$-	$-	$-	$-	$-	$28,166
Income before provision for income taxes	7,059	1,139	705	-	-	(483)	76	-	-	8,496
Net income available to common stockholders	6,932	1,139	705	-	-	(483)	76	119	(2,031)	6,457
Earnings per share: basic	0.21	0.03	0.02	-	-	(0.01)	0.00	0.00	(0.06)	0.19
Earnings per share: diluted	0.20	0.03	0.02	-	-	(0.00)	0.00	0.00	(0.06)	0.18

Nine Months Ended 9/30/18
Gross profit	$15,529	$-	$-	$-	$-	$-	$-	$-	$-	$15,529
Loss before provision for income taxes	(5,511)	674	189	197	3,126	-	-	-	-	(1,325)
Net loss available to common stockholders	(5,911)	674	189	197	3,126	-	-	370	348	(1,007)
Loss per share: basic and diluted	(0.28)	0.03	0.01	0.01	0.15	-	-	0.02	0.02	(0.05)

Note: Earnings (loss) per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Third Quarter 2019 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenues	$11,782	$6,525	$31,068	$18,933
Cost of revenues	1,011	979	2,902	3,404
Gross profit	10,771	5,546	28,166	15,529

Operating expenses:
Selling and marketing	1,793	1,311	5,529	4,488
Research and development	3,063	2,049	8,487	6,499
General and administrative	2,396	2,048	7,522	6,299
Restructuring expense	39	83	154	135
Total operating expenses	7,291	5,491	21,692	17,421
Operating income (loss)	3,480	55	6,474	(1,892)
Non-operating income (expense):
Interest income (expense), net	87	(128)	117	(445)
Change in fair value of warrant liability	—	(902)	—	(3,126)
Gain on sale of software product	—	—	483	—
Other expense, net	—	(1)	(15)	(48)
Income (loss) before provision for income taxes	3,567	(976)	7,059	(5,511)
Provision for income tax expense	—	7	8	30
Net income (loss)	3,567	(983)	7,051	(5,541)
Less preferred stock dividends	(52)	(43)	(119)	(370)
Net income (loss) available to common stockholders	$3,515	$(1,026)	$6,932	$(5,911)

Earnings (loss) per share:
Basic	$0.10	$(0.04)	$0.21	$(0.28)
Diluted	$0.09	$(0.04)	$0.20	$(0.28)

Weighted average shares outstanding:
Basic	36,094	25,020	33,170	20,771
Diluted	39,472	25,020	35,287	20,771

Smith Micro Software Third Quarter 2019 Financial Results	Page 7

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited
	September 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash & cash equivalents	$23,870	$12,159
Accounts receivable, net	11,087	7,130
Prepaid and other assets	763	795
Total current assets	35,720	20,084
Equipment & improvements, net	1,392	865
Right-of-use assets	6,459	—
Deferred tax asset, net	191	191
Other assets	239	140
Intangible assets, net	4,761	238
Goodwill	7,797	3,685
TOTAL ASSETS	$56,559	$25,203

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,536	$1,160
Accrued payroll and benefits	2,128	1,745
Current operating lease liabilities	1,154	—
Other accrued liabilities	212	450
Deferred revenue	105	28
Total current liabilities	5,135	3,383

Operating lease liabilities	5,809	—
Deferred rent	677	723
Other long-term liabilities	151	534
Total non-current liabilities	6,637	1,257

Stockholders' Equity:
Preferred stock	—	—
Common stock	38	28
Additional paid in capital	273,815	256,626
Accumulated comprehensive deficit	(229,066)	(236,091)
Total stockholders' equity	44,787	20,563
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$56,559	$25,203

Smith Micro Software Third Quarter 2019 Financial Results	Page 8

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands) - unaudited
	For the Three Months	For the Nine Months Ended
	Ended September 30,	September 30,
	2019	2019	2018
Operating activities:
Net income (loss)	$3,567	$7,051	$(5,541)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	316	997	651
Non-cash lease expense	249	730	—
Amortization of debt discounts and financing issuance costs	—	—	197
Restructuring costs	39	154	135
Provision for doubtful accounts and other adjustments to accounts receivable	119	127	6
Provision for excess and obsolete inventory	—	1	(18)
Loss on disposal of fixed assets	—	6	—
Stock based compensation	351	1,139	674
Change in fair value of warrant liability	—	—	3,126
Gain on sale of software product	—	(483)	—
Change in operating accounts:
Accounts receivable	1,811	(4,031)	(1,189)
Prepaid expenses and other assets	190	52	(145)
Accounts payable and accrued liabilities	(175)	(701)	(973)
Deferred revenue	(78)	(214)	47
Net cash provided by (used in) operating activities	6,389	4,828	(3,030)
Investing activities:
Acquisition of Smart Retail business, net	—	(3,974)	—
Proceeds from sale of software product	13	363	—
Capital expenditures	(537)	(824)	(172)
Net cash used in investing activities	(524)	(4,435)	(172)
Financing activities:
Proceeds from stock sale for employee stock purchase plan	5	10	5
Proceeds from (payments related to) the issuance of common stock	—	(14)	10,749
Proceeds from exercise of common stock warrants	11,403	11,403	—
Proceeds from exercise of stock options	38	38	—
Repayments of short-term secured promissory notes	—	—	(1,000)
Dividends paid on preferred stock	(52)	(119)	(370)
Net cash provided by financing activities	11,394	11,318	9,384
Net increase in cash and cash equivalents	17,259	11,711	6,182
Cash and cash equivalents, beginning of period	6,611	12,159	2,205
Cash and cash equivalents, end of period	$23,870	$23,870	$8,387

Free cash flow:
Net cash provided by (used in) operating activities	$6,389	$4,828	$(3,030)
Capital expenditures	(537)	(824)	(172)
Free cash flow	$5,852	$4,004	$(3,202)